Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 18, 2024 relating to the financial statements of MAG Silver Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2023.

/s/ Deloitte LLP
Chartered Professional Accountants
Vancouver, Canada
May 31, 2024